                                                                     Exhibit 4.3


                            [ARTWORK APPEARS HERE]
                                    NUMBER
                                  [FBU 12472]



               [LOGO OF COMMUNITY BANKSHARES, INC. APPEARS HERE]

           INCORPORATED UNDER THE LAWS OF THE STATE OF NEW HAMPSHIRE

                  COMM FBU 012472 0451 10 00003-6565 MC94665
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THIS CERTIFIES that

     COMMUNITY BANKSHARES INC               *6810********
                                            **6810*******
                                            ***6810******
                                            ****6810*****
                                            *****6810****

is the owner of                        *SIX THOUSAND EIGHT HUNDRED TEN*
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FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF ONE
                            DOLLAR ($1.00) EACH OF
========================= COMMUNITY BANKSHARES, INC. ===========================
transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon proper endorsement and surrender of this Certificate properly endorsed. This Certificate is not valid until counter-signed and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile Seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

       [SEAL OF
COMMUNITY BANKSHARES, INC.     /s/ Gerald R Emery        /s/ Douglas Crichfield
     APPEARS HERE]
                                       TREASURER                     PRESIDENT

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                                    SHARES

                                    *6810*

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                               CUSIP 203630 10 8

SEE REVERSE FOR CERTAIN DEFINITIONS AND FOR INFORMATION CONCERNING CERTAIN PREFERENCES, RESTRICTIONS, AND OTHER FEATURES WHICH MAY EXIST WITH RESPECT TO THE CORPORATION'S STOCK.

COUNTERSIGNED AND REGISTERED:

       FIRST NATIONAL BANK OF BOSTON
BY                                         TRANSFER AGENT
                                            AND REGISTRAR

           /s/ [Signature Appears Here]

                                           AUTHORIZED SIGNATURE

     The shares represented by this Certificate are subject to a limitation contained in the Articles of Incorporation to the effect that no person or group (other than certain underwriters or other persons acting to resell the Corporation's stock to the public, or any employee benefit plan of the Corporation or any of its subsidiaries), is permitted directly or indirectly to offer to acquire or to acquire the beneficial ownership of more than 10% of any class of an equity security of the Corporation for three years following May 8, 1986.

     The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof.
     The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common
     TEN ENT -- As tenants by the entireties
     JT TEN  -- as joint tenants with right of survivorship and not as tenants in common
     UNIF GIFT MIN ACT...................Custodian...........................
                            (Cust)                        (Minor)
                      under Uniform Gifts to Minors
                      Act..........................
                                (State)

    Additional abbreviations may also be used though not in the above list.

For value received,________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

[_____________________________________]________________________________________


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Please print or typewrite name and address including postal zip code of assignee

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                                                                          Shares
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of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

Dated,
      -------------------------------------

                                       ----------------------------------------
     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Community Bankshares, Inc. and The First National Bank of Boston dated as of October 31, 1989 (the
"Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Community Bankshares, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Community Bankshares, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons, Adverse Persons or Associates or Affiliates of any such Person (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.